Exhibit 99.1

Violin Memory Expects to Restore Compliance with NYSE Continued Listing Requirement

SANTA CLARA, Calif. – January 14, 2016 – Violin Memory®, Inc., (NYSE: VMEM) announced today that it received notification on January 8, 2016 from the New York Stock Exchange (“NYSE”) that the price of Violin Memory common stock has fallen below the NYSE’s continued listing standard, which requires the average closing price of a listed company’s common stock to be at least $1.00 per share over a consecutive 30-day trading period.

Violin Memory plans to timely notify the NYSE that it intends to cure the deficiency. The Company has six months following the receipt of the non-compliance notice to cure the deficiency and regain compliance with the NYSE continued listing requirements. During the cure period, Violin Memory common stock will continue to be listed and traded on the NYSE, subject to compliance with the other listing standards. The NYSE notification does not conflict with or violate any of the Company’s credit or debt obligations.

If Violin determines to remedy the non-compliance by taking action that will require shareholder approval, such as a reverse stock split, the NYSE will continue to list Violin’s common stock pending shareholder approval no later than Violin’s next annual meeting of shareholders and the implementation of such action promptly thereafter.

“Our stock price remains at a level that we do not believe reflects the true value of our business and developed technology,” said Kevin DeNuccio, president and CEO of Violin Memory. “One year ago, Violin made a strategic shift and product line transition to become a market leader in flash-based primary storage for enterprises with its Flash Storage Platform offering. While this product transition has been challenging, Violin continues to be selected by some of the largest enterprises in the world in their most mission critical applications. We remain focused on completing this product transition, and our return to growth. At the same time, we continue to evaluate our strategic alternatives with the guidance of an investment banker, Jefferies LLC,” said DeNuccio.

Violin Memory, the industry pioneer in All Flash Arrays, is the agile innovator, transforming the speed of business with enterprise-grade data services software on its leadership Flash Storage Platforms™. Violin Concerto™ OS 7 delivers complete data protection and data reduction services and consistent high performance in a storage operating system fully integrated with Violin’s patented Flash Fabric Architecture™ for cloud, enterprise and virtualized business and mission-critical storage applications. Violin Flash Storage Platforms are designed for primary storage applications at costs below traditional hard disk arrays and accelerate breakthrough CAPEX and OPEX savings while helping customers build the next generation data center. Violin Flash Storage Platforms and All Flash Arrays enhance business agility while revolutionizing data center economics. Founded in 2005, Violin Memory is headquartered in Santa Clara, California.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the following: the future trading price of Violin Memory’s common stock; the results of Violin Memory’s strategic shift and product line transition; Violin Memory’s ability to complete the product transition; the selection by large enterprise customers of Violin Memory’s products and services; the potential benefits that customers and others may realize as the result of using Violin Memory’s products and services; the performance and capabilities of Violin Memory’s products and services; and Violin Memory’s business plans and strategy, including its consideration of strategic alternatives. There are a significant number of risks and uncertainties that could affect Violin Memory’s business performance and financial results, including those set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Violin Memory’s Quarterly Report on Form 10-Q for the third quarter of fiscal year 2016, which was filed with the U.S. Securities and Exchange Commission, and which is available on the Violin Memory’s investor relations website at investor.violin-memory.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this public announcement are based on information available to Violin Memory as of the date hereof, and Violin Memory does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Violin Memory, Inc.

Investor Relations

650-396-1525

ir@vmem.com